UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 18, 2012

HIGHPOWER INTERNATIONAL, INC.

_____________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 18, 2012, Highpower International, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). For more information about the proposals, see the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on October 9, 2012 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 11,784,584 shares, or 86.76%, of the 13,582,106 shares of common stock outstanding on the record date of October 8, 2012 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The matters voted upon at the Annual Meeting and the voting results were as follows:

Proposal No. 1 - Election of Directors: The Company’s stockholders elected, by a plurality of the votes cast, each of the five nominees to the Board of Directors, to serve until the Company’s 2013 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dang Yu Pan	8,105,320	15,906	3,663,358
Wen Liang Li	8,101,320	19,906	3,663,358
T. Joseph Fisher, III	8,105,320	15,906	3,663,358
Xinhai Li	8,101,320	19,906	3,663,358
Ping Li	8,101,320	19,906	3,663,358

Proposal Number 2 – Ratification of Appointment of Independent Auditor: Ratification of the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 required an affirmative vote of a majority of all votes cast at the Annual Meeting.  Abstentions are not counted as votes cast and had no effect on the result of the vote. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain	Broker Non-Votes
11,730,259	53,600	725	n/a

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: November 21, 2012	/s/ Henry Sun
By: Henry Sun
Its: Chief Financial Officer

3